Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-272553
Prospectus Supplement dated July 29, 2024

 Independent Bank Group, Inc.  Fixed Income Investor Presentation  July 2024

 CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS  2  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  This communication contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and other related federal securities laws. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including information about Independent Bank Group, Inc.’s (“IBTX”), SouthState Corporation’s (“SouthState”) or the combined company’s possible or assumed future results of operations, including its future revenues, income, expenses, provision for taxes, effective tax rate, earnings (loss) per share and cash flows, its future capital expenditures and dividends, its future financial condition and changes therein, including changes in IBTX’s, SouthState’s or the combined company’s loan portfolio and allowance for credit losses, IBTX’s, SouthState’s or the combined company’s future capital structure or changes therein, the plan and objectives of management for future operations, IBTX’s, SouthState’s or the combined company’s future or proposed acquisitions, the future or expected effect of acquisitions on IBTX’s, SouthState’s or the combined company’s operations, results of operations and financial condition, IBTX’s, SouthState’s or the combined company’s future economic performance and the statements of the assumptions underlying any such statement. Such statements are typically, but not exclusively, identified by the use in the statements of words or phrases such as “aim,” “anticipate,” “estimate,” “expect,” “goal,” “guidance,” “intend,” “is anticipated,” “is estimated,” “is expected,” “is intended,” “objective,” “plan,” “projected,” “projection,” “will affect,” “will be,” “will continue,” “will decrease,” “will grow,” “will impact,” “will increase,” “will incur,” “will reduce,” “will remain,” “will result,” “would be,” variations of such words or phrases (including where the word “could,” “may” or “would” is used rather than the word “will” in a phrase) and similar words and phrases indicating that the statement addresses some future result, occurrence, plan or objective. The forward-looking statements that IBTX and SouthState make are based on their current plans, estimates, expectations, ambitions and assumptions regarding IBTX’s, SouthState’s and the combined company’s business, the economy and other future conditions.  Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are beyond the control of IBTX and SouthState. IBTX’s, SouthState’s and the combined company’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect IBTX’s, SouthState’s and the combined company’s future financial results and performance and could cause those results or performance to differ materially from those expressed in the forward-looking statements. In addition to factors previously disclosed in IBTX’s and SouthState’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the occurrence of any event, change or other circumstance that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between IBTX and SouthState providing for the acquisition of IBTX by SouthState (the “Transaction”); (2) the outcome of any legal proceedings that may be instituted against IBTX or SouthState; (3) the possibility that the Transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the Transaction); (4) the risk that the benefits from the Transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which IBTX and SouthState operate; (5) disruption to the parties’ businesses as a result of the announcement and pendency of the Transaction; (6) the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; (7) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (8) reputational risk and potential adverse reactions of IBTX’s or SouthState’s customers, suppliers, employees or other business partners, including those resulting from the announcement or completion of the Transaction; (9) the dilution caused by SouthState’s issuance of additional shares of its capital stock in connection with the Transaction; (10) a material adverse change in the financial condition of SouthState or IBTX; (11) general competitive, economic, political and market conditions; (12) major catastrophes such as earthquakes, floods or other natural or human disasters, including infectious disease outbreaks; (13) the diversion of management’s attention and time from ongoing business operations and opportunities on merger-related matters; and (14) other factors that may affect future results of IBTX and SouthState including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.  These factors are not necessarily all of the factors that could cause IBTX’s, SouthState’s or the combined company’s actual results, performance or achievements to differ materially from those expressed in or implied by any of the forward-looking statements. Other factors, including unknown or unpredictable factors, also could harm IBTX’s, SouthState’s or the combined company’s results.  The projected financial information is intended to illustrate the potential impact of the Transaction on the Company based on the Company's current assumptions and beliefs. The projected financial information of the combined company included in this presentation are preliminary estimates based on information available to IBTX and SouthState management as of the date of this presentation.  IBTX and SouthState urge you to consider all of these risks, uncertainties and other factors carefully in evaluating all such forward-looking statements made by IBTX and/or SouthState. As a result of these and other matters, including changes in facts, assumptions not being realized or other factors, the actual results relating to the subject matter of any forward-looking statement may differ materially from the anticipated results expressed or implied in that forward-looking statement. Any forward-looking statement made in this communication or made by IBTX or SouthState in any report, filing, document or information incorporated by reference in this communication, speaks only as of the date on which it is made. IBTX and SouthState undertake no obligation to update any such forward- looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. IBTX and SouthState believe that these assumptions or bases have been chosen in good faith and that they are reasonable. However, IBTX and SouthState caution you that assumptions as to future occurrences or results almost always vary from actual future occurrences or results, and the differences between assumptions and actual occurrences and results can be material. Therefore, IBTX and SouthState caution you not to place undue reliance on the forward-looking statements contained in this filing or incorporated by reference herein.  If IBTX or SouthState update one or more forward-looking statements, no inference should be drawn that IBTX or SouthState will make additional updates with respect to those or other forward-looking statements. Further information regarding IBTX, SouthState and factors which could affect the forward-looking statements contained herein can be found in IBTX’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1564618/000156461824000025/ibtx-20231231.htm), and its other filings with the SEC, and in SouthState’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/764038/000155837024002302/ssb-20231231x10k.htm), and its other filings with the SEC. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this presentation.

 3  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  DISCLAIMER  ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT  SouthState has filed a registration statement on Form S-4 (the “Registration Statement”) with the SEC to register the shares of SouthState’s common stock that will be issued to IBTX shareholders in connection with the Transaction. The Registration Statement contains a joint proxy statement of SouthState and IBTX that also constitutes a prospectus of SouthState. The Registration Statement on Form S-4, as amended, was declared effective by the SEC on July 16, 2024, and on July 16, 2024, IBTX and SouthState each filed the definitive joint proxy statement/prospectus with the SEC. SouthState and IBTX commenced mailing the definitive joint proxy statement/prospectus to their respective shareholders on or about July 16, 2024.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, AND THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE THEREIN, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING SOUTHSTATE, IBTX, THE TRANSACTION AND RELATED MATTERS  Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by IBTX or SouthState through the website maintained by the SEC or from SouthState at its website or from IBTX at its website. Documents filed with the SEC by SouthState will be available free of charge by accessing the “SEC Filings” tab of SouthState’s website or alternatively by directing a request by mail to SouthState’s Corporate Secretary, 1101 First Street South, Suite 202, Winter Haven, FL 33880, and documents filed with the SEC by IBTX will be available free of charge by accessing IBTX’s website under the “SEC Filings” tab or, alternatively, by directing a request by mail to IBTX’s Corporate Secretary, 7777 Henneman Way, McKinney, TX 75070-1711.  PARTICIPANTS IN THE SOLICITATION  IBTX, SouthState and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of IBTX and SouthState in connection with the Transaction under the rules of the SEC.  Information about the directors and executive officers of IBTX and their ownership of IBTX Common Stock is set forth in (i) the definitive joint proxy statement/prospectus related to the Transaction, including under the headings “Questions and Answers”, “Summary”, “The IBTX Special Meeting” “IBTX’s Reasons for the Merger; Recommendation of the IBTX Board of Directors”, “Interests of IBTX Directors and Executive Officers in the Merger” and “The Transaction Agreement – Description of the Support Agreements”, which was filed with the SEC by IBTX on July 16, 2024 (which is available at https://www.sec.gov/Archives/edgar/data/764038/000110465924080148/tm2417792-6_424b3.htm) and (ii) the definitive proxy statement for IBTX’s 2024 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 26, 2024 (which is available at https://www.sec.gov/Archives/edgar/data/1564618/000110465924080226/tm2417792-7_defm14a.htm). Information about the directors and executive officers of IBTX, their ownership of IBTX Common Stock, and IBTX’s transactions with related persons is set forth in the sections entitled “Our Board of Directors”, “Compensation Discussion & Analysis”, “CEO Pay Ratio” and “Pay Versus Performance” of such definitive proxy statement. To the extent holdings of IBTX Common Stock by the directors and executive officers of IBTX have changed from the amounts of IBTX Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, including: the Form 4s filed by Donald L. Poarch on July 3, Michael T. Viola on July 3, Janet P. Froetscher on July 3, G. Stacy Smith on July 3, Alicia K. Harrison on July 3, Craig E. Holmes on July 3, William E. Fair on July 3, Paul E. Washington on July 3, John Webb Jennings III on July 3, Paul B. Langdale on July 8, Brenda K. Montgomery on July 8, David R. Brooks on July 8 and July 18, Daniel W. Brooks on July 8 and July 18, Michael B. Hobbs on July 8 and July 18 and James P. Tippit on July 8 and July 18. Free copies of these documents may be obtained as described above.  Information about the directors and executive officers of SouthState and their ownership of SouthState Common Stock can also be found in (i) the definitive joint proxy statement/prospectus related to the Transaction, including under the headings “Questions and Answers”, “Summary”, “The SouthState Special Meeting” “SouthState’s Reasons for the Merger; Recommendation of the SouthState Board of Directors”, “Interests of SouthState Directors and Executive Officers in the Merger” and “The Transaction Agreement – Description of the Support Agreements”, which was filed with the SEC by SouthState on July 16, 2024 (which is available at https://www.sec.gov/Archives/edgar/data/764038/000110465924080148/tm2417792-6_424b3.htm) and (ii) SouthState’s definitive proxy statement in connection with its 2024 Annual Meeting of Stockholders, as filed with the SEC on March 8, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/764038/000155837024002793/ssb-20240424xdef14a.htm) and other documents subsequently filed by SouthState with the SEC. Information about the directors and executive officers of SouthState, their ownership of SouthState Common Stock, and SouthState ’s transactions with related persons is set forth in the sections entitled “Our Directors”, “Director Independence”, “Related Person and Certain Other Transactions”, “Stock Ownership of Directors, Executive Officers, and Certain Beneficial Owners”, “Director Compensation”, “Compensation Discussion and Analysis”, “Compensation Committee Report”, “Executive Compensation”, “CEO Pay Ratio” and “Pay Versus Performance” of such definitive proxy statement, and the section entitled “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of SouthState’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 4, 2024 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/764038/000155837024002302/ssb-20231231x10k.htm). To the extent holdings of SouthState Common Stock by the directors and executive officers of SouthState have changed from the amounts of SouthState Common Stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC, including: the Form 4s filed by Sara Arana on March 6, Daniel Bockhorst on March 4 and March 20, Renee Brooks on March 4 and March 19, Ronald Cofield on May 2, Shantella Cooper on May 2 and May 8, John Corbett on March 4, Jean Davis on May 2, Martin Bernard Davis on May 2, Beth DeSimone on March 4, Douglas Hertz on May 2 and May 8, Greg Lapointe on March 4 and March 5, William Matthews V on March 4, Richard Murray IV on March 4 and March 21, G. Ruffner Page Jr. on May 2 and May 8, William Pou Jr. on May 2, James Roquemore on May 2, David Salyers on May 2, Joshua Snively on May 2 and June 13, Douglas Lloyd Williams on March 4 and Stephen Dean Young on March 4; and the Form 3 filed by Merrian Metz on July 26. Free copies of these documents may be obtained as described above.

 DISCLAIMER (Continued)  4  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  NO OFFER OR SOLICITATION  This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any offer or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. Neither the SEC nor any other regulatory body has approved or disapproved of the securities of IBTX or passed upon the accuracy or adequacy of this communication. Any representation to the contrary is a criminal offense. Except as otherwise indicated, this presentation speaks as of the date hereof. The delivery of this communication shall not, under any circumstances, create any implication that there has been no change in the affairs of IBTX or SouthState after the date hereof.  NON-GAAP FINANCIAL MEASURES  In addition to results presented in accordance with GAAP, this presentation contains certain non-GAAP financial measures. These measures and ratios include “tangible common equity”, “return on average tangible common equity”, “adjusted return on average assets”, “tangible book value”, “tangible book value per common share”, “adjusted efficiency ratio”, “tangible common equity to tangible assets”, “adjusted return on average common equity”, “adjusted return on average tangible common equity”, “adjusted net income”, “net interest margin (tax equivalent)”, “net interest income (tax equivalent)”, “combined company earnings per share accretion excluding rate marks and CDI”, “combined company earnings accretion per share excluding rate marks, CDI and current expected credit losses”, “combined company tangible book value dilution excluding rate marks and CDI,” “combined company tangible book value dilution excluding rate marks, CDI and current expected credit losses,” “combined company tangible book value earnback excluding rate marks and CDI”, “combined company tangible book value earnback excluding rate marks, CDI and current expected credit losses”, adjusted noninterest expense”, “adjusted noninterest income to total revenue” and “adjusted noninterest expense to average assets” and are supplemental measures that are not required by, or are not presented in accordance with, accounting principles generally accepted in the United States.  We believe that these measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however we acknowledge that our financial measures have a number of limitations relative to GAAP financial measures. Certain non-GAAP financial measures exclude items of income, expenditures, expenses, assets, or liabilities, including provisions for loan losses and the effect of goodwill, other intangible assets and income from accretion on acquired loans arising from purchase accounting adjustments, that we believe cause certain aspects of our results of operations or financial condition to be not indicative of our primary operating results. All of these items significantly impact our financial statements. Additionally, the items that we exclude in our adjustments are not necessarily consistent with the items that our peers may exclude from their results of operations and key financial measures and therefore may limit the comparability of similarly named financial measures and ratios. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non- GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of this presentation.  ADDITIONAL INFORMATION ABOUT THE OFFERING  IBTX has filed a shelf registration statement (File No. 333-272553) (including a base prospectus) and a preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the Preliminary Prospectus Supplement and other documents IBTX has filed with the SEC for more complete information about IBTX and this offering. You may access these documents for free by visiting EDGAR on the SEC's website at www.sec.gov. Alternatively, IBTX, the underwriters or any dealer participating in the offering will arrange to send you the prospectus and the related Preliminary Prospectus Supplement if you request it by emailing Keefe, Bruyette & Woods, A Stifel Company at USCapitalMarkets@kbw.com or by calling U.S. Bancorp Investments, Inc. at 1-877-558-2607.

 GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  PLANNED OFFERING OVERVIEW  Issuer:  Independent Bank Group, Inc. (Nasdaq: IBTX)  Security Offered:  Fixed-to-Floating Subordinated Notes Due 2034  Offering Size:  $150 Million  Expected Security Rating(1):  BBB (POS*) Kroll  Format:  SEC Registered  Term:  10 Years  Call:  5 Years  Use of Proceeds:  To satisfy and discharge and/or repay all of the existing 5.875% subordinated notes due August 1, 2024 and for general corporate purposes  Bookrunning Managers:  *Following the announcement that SouthState plans to acquire Independent Bank Group, Inc. in an all-stock transaction, on May 21, 2024, KBRA revised the long-term ratings of Independent Bank  Group, Inc. and its bank subsidiary, Independent Bank from Negative to Positive. This outlook was re-affirmed by KBRA in their report on July 24, 2024 Source: KBRA’s July 24, 2024 press release.  (1) An explanation of the significance of ratings may be obtained from the rating agency. Generally, rating agencies base their ratings on such material and information, and such of their own 5  investigations, studies and assumptions, as they deem appropriate. The rating of the subordinated notes should be evaluated independently from similar ratings of other securities. A credit rating of a security is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency. No report of any rating agency is incorporated by reference herein.

INDEPENDENT BANK GROUP, INC. SNAPSHOT


Denver
Dallas
Austin
Houston
San Antonio

92
Branches

1,505
Employees

1988
Year Founded

INDEPENDENT
BANK GROUP

A Unique Community Bank Growth Story

- Founder-led organization
- High community involvement
- Conservative credit culture with history of resilient asset quality
- Granular loan portfolio with deep relationships across footprint in Texas and Colorado

Corporate Info and Footprint

Headquarters: **McKinney, Texas**

Ticker: **Nasdaq: IBTX**

Chairman & CEO: **David R. Brooks**

Markets: **Metro Texas | Denver**

Balance Sheet

Total Assets: **$18.4B**

Net Loans: **$14.5B**

Total Deposits: **$15.8B**

Tangible Common Equity(1): **$1.4B**

Asset Quality

NPAs / Assets: **0.35%**

ACL / Gross Loans: **0.99%**

ACL / NPLs: **259%**

LTM NCOs / Avg. Loans: **0.03%**

Capital Ratios

TCE / TA(1): **7.72%**

Leverage Ratio: **8.76%**

Tier 1 Capital Ratio: **10.03%**

Total Capital Ratio: **11.75%**

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

Source: S&P Global.
Note: IBTX Financials as of 6/30/2024.
(1) Represents a non-GAAP measure. See appendix for non-GAAP reconciliation.

6

 7  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  INVESTMENT HIGHLIGHTS  Community bank holding company with $18.4 billion in assets and 92 financial centers across Texas and Colorado  Innately conservative credit culture with a demonstrated history of maintaining asset quality through previous downturns, including strong NCO performance  Highly granular loan portfolio with a small average credit size and low hold limits  Loan growth driven by regional community banking: loans made to relationship borrowers across our footprint in Texas and Colorado  Large insider ownership (approximately 13.4% of shares outstanding)(1) aligns shareholder interests with day-to-day management and decision making with a focus on risk management  Disciplined growth both organically and through strategic acquisitions  The SouthState transaction is expected to bolster IBTX positioning by:  Providing the combined company with scale and diversification into similar high-growth markets  Enhancing profitability profile while maintaining a strong capital base  Minimizing interest rate risk position which provides stability given uncertainty in interest rate outlook  Leveraging recent investments in technology and risk management into a ~$65B combined company regional bank  Combining two institutions with history of resilient credit and management teams with acquisition / integration experience which  mitigates execution risk  (1) Per IBTX proxy statement dated as of 4/26/2024.

 Merger Transaction Details

CREATING ONE OF THE SOUTH'S LEADING REGIONAL BANKS

Enhanced Scale Through Partnership[1]

$65B	$48B	$55B
Assets	Loans	Deposits

Dominant Southern Franchise

343	Presence in 12 of 15	#5
Branch Locations	Fastest Growing U.S. MSAs[2]	Largest Regional Bank in the South[3]

Powerful Operating Leverage[4]

1.3%	18.0%	49%
ROAA	ROATCE[5]	Efficiency

Combined Company Branch Footprint



Projected Population Growth[6]
Top 20% of U.S. MSAs highlighted in blue
Colorado
Oklahoma
Arkansas
Tennessee
Virginia
North Carolina
Texas
Mississippi
Alabama
Georgia
South Carolina
Louisiana
Florida
SSB (251)
IBTX (92)

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

Note: The information presented on this slide reflect expectations regarding the combined company and is inclusive of the assumptions detailed on slide 11.
(1) Projected balances at merger close.
(2) Includes MSAs with greater than 1 million in total population.
(3) Excludes Bank of America, Capital One Financial, and Truist Financial.
(4) 2025 consensus estimates with cost savings fully phased in.
(5) Represents a non-GAAP measure. See Appendix for non-GAAP reconciliation.
(6) Source: S&P Global as of 7/11/2024. The map reflects the Top 20% of MSAs in the United States located in the Southeastern U.S. and Colorado.

9

 10  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  TRA NSACTI ON RATIONALE  Significant EPS accretion with manageable tangible book value dilution  Peer leading pro forma profitability  Conservative modeling assumptions  Similar geographic business model with no market overlap promotes continuity with team members and customers  Increases scale to leverage the recent investments in technology and risk management  Acquisition and integration experience mitigates execution risk  Creates a $65 billion financial institution in key growth markets in the United States  Diversifies footprint into similar high-growth markets with a base of deep local connections  Joins two granular customer bases with a history of resilient credit  IBTX to merge into SSB; Independent Bank to merge into SouthState Bank  100% stock consideration; Fixed exchange ratio of 0.60x SSB shares for each IBTX share  Anticipated closing by the end of the first quarter of 2025; subject to SSB and IBTX shareholder and regulatory approvals  Deal Overview  Strategically Compelling  Financially Attractive  Well-Positioned for Future Success

 11  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  F INANCIAL ASSUMPTIONS  Earnings Projections  Based on consensus estimates for remaining periods of 2024 and 2025 with 5% and 5% annual long-term net income growth for SouthState and IBTX, respectively  Interest Rate Marks  $383.2 million pre-tax rate write-down on IBTX's loans (accreted into earnings over 3 years using straight-line amortization)  $38.0 million pre-tax write-down on held-to-maturity securities (proceeds reinvested)  $29.5 million pre-tax write-down on subordinated debt (amortized over 5.7 years straight-line)  $11.9 million pre-tax write-up on trust preferred debt (amortized over 10 years straight-line)  Merger Costs  $139.6 million merger expenses, net of tax, fully reflected in pro forma TBV dilution at closing  Targeted Cost Savings / Revenue Synergies  Cost savings of 25% of IBTX’s 2025 non-interest expense base, grown at 3% per year  Expected to be realized 50% in 2025, 100% thereafter  Revenue synergies expected but not included in announced financial metrics  Loan Credit Mark Estimates & CECL Double Count  $207 million gross loan credit mark or 1.42% of IBTX's total loans  $103.5 million (50%) allocated to purchase credit deteriorated (PCD) loans  $103.5 million (50%) allocated to non-PCD loans (accreted into earnings over 3 years using straight-line amortization)  Day two CECL reserve of $103.5 million non-PCD credit mark  CDI  Core deposit intangible of 3.0% of IBTX's core deposits (amortized over 10 years using sum-of-years-digits)  Other Assumptions  Sale and reinvestment of IBTX’s investment portfolio  Note: Financial assumptions as of the date of the merger announcement.

POSITIONED FOR THE FUTURE IN KEY U.S. GROWTH MARKETS

Pro Forma Deposit Footprint



Fort Collins
$1.1
Denver
Colorado Springs
$1.5
Colorado
Colorado Front Range 31 Branches
Texas
Oklahoma
Arkansas
Tennessee
Virginia
$0.5
Richmond
North Carolina
Raleigh
$2.4
Charlotte
$1.7
Greenville
Columbia
Augusta
Atlanta
Huntsville
Birmingham
$4.5
$1.5
$2.8
Wilmington
Myrtle Beach
South Carolina
Charleston
$1.0
Savannah
Mississippi
$1.8
Alabama
Georgia
North Texas 39 Branches
Dallas
$7.4
Central Texas 9 Branches
Austin
Houston
$1.1
San Antonio
$1.7
Louisiana
Mobile
Pensacola
Florida
$1.1
Jacksonville
Gainesville
Greater Houston 13 Branches
I-4 Corridor
$6.5
Orlando
Tampa
$1.1
Sarasota
Fort Lauderdale
$1.9
Miami

Pro Forma Deposits by State	
Florida	27%
Texas	22%
South Carolina	20%
Georgia	16%
Colorado	7%
North Carolina	4%
Alabama	4%
Virginia	1%

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

Source: S&P Global.

Note 1: Pro forma deposit data as of 6/30/2023; Dollars in billions; Map includes all MSAs with more than $1B in deposits; Alabama and Virginia reflect aggregate state deposit balance.

Note 2: I-4 Corridor includes Orlando, Daytona Beach, Tampa and Lakeland MSAs; Atlanta includes Atlanta-Sandy Springs-Alpharetta, Gainesville, and Athens-Clarke County MSAs.

12

FINANCIAL IMPACT OF THE SSB AND IBTX MERGER

Combined Company Earnings and TBV Impact

Stated	Excluding Rate Marks/ CDI[(1)]	Excluding Rate Marks/ CDI/CECL[(1)]
27.3% 2025 EPS Accretion[(2)]	**20.4%** 2025 EPS Accretion[(2)]	**16.5%** 2025 EPS Accretion[(2)]
9.6% TBV Dilution[(1)]	**2.0%** TBV Dilution	**0.4%** TBV Dilution
2.0 years TBV Earnback[(1)]	**0.9 years** TBV Earnback	**0.3 years** TBV Earnback

Note: The information presented on this slide reflect expectations regarding the combined company and is inclusive of the assumptions detailed on slide 11.

(1) Represents a non-GAAP measure. See Appendix for non-GAAP reconciliation.

(2) For illustrative purposes, assumes merger with SSB closes on 1/1/2025, cost savings are fully phased-in and excludes one-time deal costs.

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

13

 14  2.50%  2.00%  1.50%  1.00%  0.50%  0.00%  '07 '08 '09 '10 '11 '12 '13  Non-Performing Loans (“NPLs”) / Total Loans  '14  '15  '16  '17  '18  '19  '20  '21  '22  '23  Q1'24  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  HISTORY OF RESILIENT CREDIT  Source: S&P Global.  Note 1: Financial data as of 3/31/2024.  Note 2: Gray line represents aggregate data of current constituents of the KBW Nasdaq Regional Banking Index (KRX).  Net Charge-Offs (“NCOs”) / Average Loans  Peak NCOs: 0.31%  Peak NCOs: 2.00%  Peak NCOs: 1.94%  SSB IBTX  KBW Nasdaq Regional banking Index (KRX)  0.21%  0.03%  0.00%  5.00%  4.00%  3.00%  2.00%  1.00%  0.00%  '07  '08  '11  '12  '13  '14  '15  '16  '17  '18  '19  '20  '21  '22  '23  Q1'24  Peak NPLs: 4.32%  Peak NPLs: 2.80%  Peak NPLs: 1.92%  '09 '10  0.81%  0.55%  0.38%

 15  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  Growth Company in High-Growth Markets  Better not just Bigger  Distinct Geographic Business Model  Ownership Culture  A Leadership Academy  Growing Leaders  VISION

 Financial Overview

 17  $37.8  $15.9 $15.0  $41.8  $43.9  $44.9  $45.5  $17.8  $18.7  $18.3  $19.0  $18.4  2022Y  2023Y  2024Q2  $24.7  $23.9  $11.4 $11.6  $30.2  $32.4  $33.2  $13.1  $12.4  $13.9  $14.7  $14.6  2024Q2  $30.7  $12.2 $11.9  $35.1  $36.4  $37.0  $37.1  $14.4  $15.6  $15.1  $15.7  $15.8  2019Y  2020Y  2021Y  2022Y  2023Y  2024Q2  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  HISTORICAL BALANCE SHEET  $1.3  $2.9  $3.1  $3.0  $3.5  $3.6  $1.2  $1.4  $1.5  $1.3  $1.4  $1.4  2019Y  2020Y  2021Y  2022Y  2023Y  2024Q2  Total Assets ($bn)  SSB IBTX  Total Loans Held-for-Investment ($bn)  SSB IBTX  2019Y 2020Y 2021Y  Total Deposits ($bn)  SSB IBTX  2019Y 2020Y 2021Y 2022Y 2023Y  Tangible Common Equity(1) ($bn)  SSB IBTX  (1) Represents a non-GAAP measure. See Appendix for non-GAAP reconciliation.

 18  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  TRACK RECORD OF STRONG PERFORMANCE  2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2  Adj. Return on Avg. Tangible Common Equity(1) (%)  2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2  Tangible Book Value Per Common Share(1) ($)  Adjusted Return on Average Assets(1) (%)  SSB IBTX  Adjusted Return on Average Common Equity(1) (%)  SSB IBTX  SSB  IBTX  SSB  IBTX  1.27%  0.98%  1.28% 1.34%  1.22%  1.51%  1.22% 1.20% 1.16% 1.17%  0.73%  0.53%  8.28%  7.81%  11.31%  10.59%  9.94%  9.94%  9.69%  8.62%  8.  91%  8.  59%  5.76%  4.41%  $39.13  $41.16  $44.62  $46.32  $47.90  $  28.99  $33.23  $35.25 $40.09  $  32.25  $32.90  $33.27  2019Y 2020Y 2021Y  (1) Represents a non-GAAP measure. See Appendix for non-GAAP reconciliation.  2022Y  2023Y  2024Q2  15.82%  14.14%  18.68%  18.40%  16.80%  16.05%  18.85%  15.58%  15.46%  15.20%  10.37%  7.40%  2019Y  2020Y  2021Y  2022Y  2023Y  2024Q2

 19  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  TRACK RECORD OF STRONG PERFORMANCE (Continued)  Net Interest Margin (Tax Equivalent)(1) (%)  SSB IBTX  Adjusted Efficiency Ratio(1) (%)  SSB IBTX  2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2  Adjusted Noninterest Income / Adjusted Total Revenue(1) (%)  SSB IBTX  2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2  Adjusted Noninterest Expense / Average Assets(1) (%)  SSB IBTX  3.77%  3.26%  2.92%  3.44%  3.98%  3.57%  3.13%  3.37%3.49% 3.63%  2.76%  2.50%  56.53%  60.33% 59.88%  53.27%  55.52%  45.95% 46.04%  51  .04% 52.34%  54.20%  63.26%  71.09%  2.53%  2.34%  2.18%  2.02%  2.14%  2.15%  1.87%  1.75%  1.68%  1.91%  1.80%  1.87%  2019Y 2020Y 2021Y  (1) Represents a non-GAAP measure. See Appendix for non-GAAP reconciliation.  2022Y  2023Y  2024Q2  21.8%  27.3%  25.5%  18.8%  16.5%  17.7%  11  .6%  13  .4%  11  .3%  8.8%  10  .2%  11  .3%  2019Y  2020Y  2021Y  2022Y  2023Y  2024Q2

 20  8.88%  8.10%  7.71%  7.25%  8.21%  8.39%  8.98%  8.60%  8.53%  7.72%  7.55%  7.72%  2022Y  2023Y  2024Q2  9.73% 9.32%  8.27%  8.08%  9.70%  9.12%  8.80% 8.72%  9.49%9.42%  8.94%  8.76%  2022Y  2023Y  2024Q2  12.25%  11.77%  11.76%  11.75%  12.10%  10.19%  10.74%  11.52%10.96%  10.45%  9.93%  10.03%  2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  CONSOLIDATED CAPITAL RATIOS  12.78%  14.24% 13.57%  14.08%  14.40%  11.83%  13.32%  13.67%12.97%  12.35%  11.57%  11.75%  2019Y 2020Y 2021Y  (1) Represents a non-GAAP measure. See Appendix for non-GAAP reconciliation.  2022Y  2023Y  2024Q2  Tangible Common Equity / Tangible Assets(1) (%)  SSB IBTX  Leverage Ratio (%)  SSB IBTX  2019Y 2020Y 2021Y  Tier 1 Capital Ratio (%)  SSB IBTX  2019Y 2020Y 2021Y  Total Capital Ratio (%)  SSB IBTX

 222% 225% 221%237% 237%244% 243%249% 230%237% 227%231%  383%  326%  337%  401%  440%  431%  374%  319%  325%  386%  411%  401%  68%69%  52%56%  55%56%  63%  58%60%  50%51%  65%  2019Y  2020Y  2021Y  2022Y  2023Y  2024Q2  REGULATORY CRE AND C&D CONCENTRATION RATIOS  IBTX Regulatory CRE / Total Capital (%)  107%  86%  90%  93%  82%  104%  84%  81%79%  87%  87%  76%  2019Y  2020Y  2021Y  2022Y  2023Y  2024Q2  SSB Regulatory CRE / Total Capital (%)  Consolidated Bank Level  2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2  SSB Regulatory C&D / Total Capital (%)  Consolidated Bank Level  Consolidated Bank Level  2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2  IBTX Regulatory C&D / Total Capital (%)  Consolidated Bank Level  21  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

 IBTX Loan Portfolio and Credit Quality

 IBTX – LOAN PORTFOLIO OVERVIEW AS OF JUNE 30, 2024  CRE 57.5%  Mortgage Warehouse 4.3%  1-4 Family  11.6%  Consumer  0.5%  1-4 Family Construction 2.9%  C&I 14.7%  Agricultural 0.8%  Construction & Development  7.7%  North Texas 35.3%  Central Texas 12.8%  Houston 25.1%  Colorado 26.8%  Loan Portfolio by Industry  Loan Portfolio by Geography  $14.6B  Loans Held for Investment  6.03%  Q2’24 Loan Yield  0.38%  NPLs / Loans HFI  0.10%  Q2’24 NCOs / Avg. Loans  258.83%  Allowance / NPLs  Owner Occupied 21.3%  Non-Owner Occupied 78.7%  23  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

 IBTX – COMMERCIAL REAL ESTATE PORTFOLIO AS OF JUNE 30, 2024  Total CRE Loans:  $8.4B  $37.9M  Largest CRE Loan Size  $1.8M  Average CRE Loan Size  21.3%  Owner Occupied  Office and Office Warehouse 17.9%  24  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  Retail 29.7%  Hotel/Motel 4.4%  Industrial 11.5%  Daycare/School 2.6%  Healthcare 5.5%  Church 1.4%  Convenience Store 3.8%  Mini  Storage 1.5%  2.0%  Miscellaneous 3.8%  Restaurant  0.2%  Dealerships 0.9%  Mixed Use (Non-Retail)  RV & Mobile Home Parks  1.5%  Multifamily 13.3%

 25  Healthcare 1.5%  Misc. CRE 16.9%  Retail 30.5%  Office / Warehouse 6.1%  Hotel / Motel  2.5%  Industrial 4.4%  Multifamily  38.1%  CRE Construction  39.7%  Single Family Residential Construction 26.4%  Land / Land Development 33.9%  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  IBTX – CONSTRUCTION / LAND DEVELOPMENT PORTFOLIO AS OF JUNE 30, 2024  C&D Portfolio(1)  CRE Construction Portfolio  76%  C&D / Bank Regulatory Capital  97.8%  Loans in IBTX Markets(1)  (Texas and Colorado)  $2.2M  Average Loan Size(1)  588  C&D Loans(1)  33.2%  Owner Occupied C&D Loans(1)  (1) Includes loans greater than $500,000.  Total C&D:  $1.6B

 Office Non-Owner  Occupied  49.0%  Office Owner Occupied 16.7%  Office / Warehouse Non- Owner Occupied 22.4%  Office / Warehouse Owner Occupied 11.9%  IBTX – OFFICE CRE / C&D PORTFOLIO AS OF JUNE 30, 2024  26  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  $23.6M  Largest Office Loan  $1.3M  Average Loan Size  28.6%  Owner Occupied  34.3%  Office / Warehouse  Total Office CRE / C&D:  $1.5B

 Strip Center 65.7%  Free Standing / Single Tenant 12.5%  Big Box 1.4%  Mixed Use  20.4%  IBTX – RETAIL CRE / C&D PORTFOLIO AS OF JUNE 30, 2024  27  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  $31.1M  Largest Retail Loan  1,052  Total Retail Loans  88.9%  Loans in IBTX Markets  (Texas and Colorado)  $2.5M  Average Loan Size  151  Number of Loans > $5M  $10.0M  Avg. Size of Loans > $5M  Total Retail CRE / C&D:  $2.7B

 IBTX – HOTEL / MOTEL PORTFOLIO AS OF JUNE 30, 2024  $5.6M  Average Loan Size  51.2%  Average Loan-to-Value  Total Hotel / Motel Portfolio:  $384.1M  CRE 96.5%  Construction & Development 3.5%  Texas 48.5%  Colorado 36.3%  Other 15.2%  Limited / Selected Service Brand 71.6%  Boutique / Independent 5.9%  Full Service Brand 22.5%  Hotel Loans by Type  Hotel Loans by Property Location  Hotel Loans by Product Type  28  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  Granular book of hotel loans, the majority of which are branded or limited / selected service properties in IBTX core markets across Texas and Colorado

 E&P  $654.1 M 99%  Services  $4.6 M 1%  IBTX – ENERGY LENDING AS OF JUNE 30, 2024  29  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  Energy assets are well-diversified by basin across the United States  1.4%  Energy Reserves / Energy Loans  4.7%  Energy Loans / Total Loans HFI  Total Energy Portfolio:  $658.7M

 30  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  IBTX – CONSERVATIVE CREDIT CULTURE  0.76%  0.47%  1.28%  1.09%  1.07%  0.99%  2019Y(2) 2020Y(2) 2021Y 2022Y 2023Y  ACL / Non-Performing Loans (%)  2024Q2  ACL / Loans Held for Investment(1) (%)  193%  171%  259%  371%  293%  259%  2019Y(2)  2020Y (2)  2021Y  2022Y  2023Y  2024Q2  Loan Category  Loan Balance  ($mm)  Allowance for  Credit Losses  ($mm)  Allowance for  Credit Losses (% of Loans)  Commercial  $2,152.8  $35.2  1.64%  Mortgage Warehouse Purchase Loans  $633.6  $0.0  0.00%  Commercial Real Estate  $8,406.5  $64.2  0.76%  Commercial Construction & Development  $1,131.4  $24.7  2.18%  Single-family Interim Construction  $427.7  $12.7  2.97%  Residential Real Estate  $1,687.2  $7.5  0.44%  Agricultural  $110.4  $0.6  0.54%  Consumer  $72.2  $0.4  0.55%  Total Loans Held for Investment ("LHFI")  $14,621.8  $145.3  0.99%  Total LHFI (excl. Mortgage Warehouse)  $13,988.2  $145.3  1.04%  Excludes mortgage warehouse purchase loans.  Prior to CECL adoption.  Allowance for Credit Losses (“ACL”) by Loan Type as of June 30, 2024

 SSB Loan Portfolio and Credit Quality

 32  Consumer RE 25%  Owner- Occupied CRE  17%  Cons / Other  4%  C&I 17%  Total Loans  $33.2 Billion  Investor CRE (2)  29%  CDL(1) 8%  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  SSB – LOAN PORTFOLIO OVERVIEW AS OF JUNE 30, 2024  Loan Type  No. of   Loans    Balance   Avg. Loan   Balance   Investor CRE  7,947  $ 9.7B  $ 1,224,600  Consumer RE  45,512  8.4B  185,500  Owner-Occupied CRE  7,677  5.5B  719,500  C & I  19,488  5.8B  296,000  Constr., Dev. & Land  3,018  2.6B  858,900  Cons / Other(3)  54,236  1.0B  19,100  Total  137,878  $ 33.1B  $ 240,000  Loan Relationships  Top 10  Top 20  Represents ~2% of total loans Represents ~4% of total loans  SNC loans represent approximately 2% of total outstanding loans at June 30, 2024  CDL includes residential construction, commercial construction, and all land development loans.  Investor CRE includes non owner-occupied CRE and other income producing property.  Excludes SELF loans acquired from ACBI.

 33  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  SSB – NON OWNER-OCCUPIED COMMERCIAL REAL ESTATE PORTFOLIO AS OF JUNE 30, 2024  (2) Weighted average DSC information from SSB’s 12/31/2023 stress test using commitment balances, totaling  ~$5.4B; excludes loans below $1.5M, unless part of a larger relationship. Weighted average LTV as of 6/30/2024.  (1) Includes loan types representing 2% or more of investor CRE portfolio; based on the total portfolio (3) Represents % of each of $9.1B, excluding 1-4 family rental properties and agricultural loans. loan type balance.

 34  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  SSB – COMMERCIAL REAL ESTATE MATURITIES BY YEAR(1)  $0.7  $1.3  $1.9  $1.7  $1.6  $8.1  8%   4%   13%  11%  10%  53%  $0.0  $1.0  $2.0  $3.0  $4.0  $5.0  $6.0  $7.0  $8.0  $9.0  2024  2025  2026  2027  2028  2029 & Beyond  $ in billions  87% CRE loans mature in 2026 or later  (1) Includes agricultural and 1-4 family rental properties loans.

 35  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  SSB – OFFICE PORTFOLIO AS OF JUNE 30, 2024  FL 43%  SC 21%  GA 18%  VA 6%  AL  2%  Other  5%  NC 5%  Office represents 4% of the loan portfolio  Average loan size only $1.4 million  95% located in the SouthState footprint  Approximately 10% is located within the Central Business District(1)  81% of the portfolio is less than 150K square feet(1)  81% mature in 2026 or later  58% weighted average Loan to Value(2)  1.47x weighted average Debt Service Coverage(2)  Office Portfolio By State  Office Portfolio By Metropolitan Statistical Area  Review consists of all loans over $1 million. Substantially all loans reviewed in the $1 million to $1.5 million population were 50,000 square feet or smaller and were not located in a Central Business District.  Weighted average DSC information from SSB’s 12/31/2023 stress test using commitment balances, totaling  ~$5.4B; excludes loans below $1.5M, unless part of a larger relationship. Weighted average LTV as of 6/30/2024.

 36  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  SSB – CONSERVATIVE CREDIT CULTURE  0.62%  1.85%  1.26%  1.18%  1.41%  1.42%  2019Y(1) 2020Y 2021Y 2022Y 2023Y  ACL / Non-Performing Loans (%)  2024Q2  ACL / Total Loans (%)  250%  428%  376%  328%  250%  241%  2019Y(1)  2020Y  2021Y  2022Y  2023Y  2024Q2  Allowance for Credit Losses (“ACL”) by Loan Type as of June 30, 2024  Loan Category  Loan Balance  ($mm)  Allowance for  Credit Losses  ($mm)  Allowance for  Credit Losses (% of Loans)  Construction and Land Development  $2,592.3  $87.2  3.36%  Commerical Non-owner Occupied  $9,106.8  $118.8  1.30%  Commerical Owner Occupied Real Estate  $5,523.0  $91.5  1.66%  Consumer Owner Occupied  $6,969.3  $60.0  0.86%  Home Equity Lines  $1,471.4  $18.9  1.28%  Commercial and Industrial  $5,769.8  $81.9  1.42%  Other Income Producing Properties  $625.0  $1.8  0.29%  Consumer  $1,175.1  $12.2  1.04%  Other Loans  $1.8  N/D  -  Total  $33,234.5  $472.3  1.42%  (1) Prior to CECL adoption.

 Combined Company Loans, Deposits and Funding Overview

COMBINED COMPANY LOAN COMPOSITION AS OF JUNE 30, 2024

SouthState Corporation[1]

Total Loans: $33.2B


Consumer / Other 3.5%
1-4 Family 25.4%
Construction & Land Dev. 7.8%
Commercial & Industrial 17.4%
Non-Owner Occupied CRE 29.3%
Owner Occupied CRE 16.6%

Q2'24 Yield on Loans: 5.82%
CRE Concentration: 227%
C&D Concentration: 50%

Independent Bank Group, Inc.

Total Loans: $14.6B


Mortgage Warehouse 4.3%
Consumer / Other 1.2%
1-4 Family (3) 14.5%
Commercial & Industrial 14.7%
Construction & Land Dev. 7.7%
Owner Occupied CRE 12.2%
Non-Owner Occupied CRE 45.2%

Q2'24 Yield on Loans: 6.03%
CRE Concentration: 431%
C&D Concentration: 82%

Combined Company[2]

Total Loans: $47.9B


Mortgage Warehouse 1.3%
Consumer / Other 2.8%
1-4 Family 22.1%
Construction & Land Dev. 7.8%
Commercial & Industrial 16.6%
Owner Occupied CRE 15.3%
Non-Owner Occupied CRE 34.2%

Q2'24 Yield on Loans: 5.88%
CRE Concentration: 282%
C&D Concentration: 58%

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

Source: SSB and IBTX earnings releases.
(1) SSB balances and yields exclude loans held-for-sale.
(2) Excludes purchase accounting adjustments.
(3) Includes 1-4 family real estate and 1-4 family construction.

38

 39  Noninterest- bearing Checking 28.0%  Interest-bearing Checking  20.3%  Savings 6.7%  Money market 32.7%  Time Deposits 12.3%  Noninterest- bearing Checking 26.0%  Interest- bearing Checking 21.0%  Savings 5.6%  Money market  26.7%  Public Funds 4.2%  Time Deposits 16.4%  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  COMBINED COMPANY DEPOSIT COMPOSITION AS OF JUNE 30, 2024  Q2’24 Cost of Deposits: 1.80%  Loans / Deposits: 89.6%  SouthState Corporation  Independent Bank Group, Inc.  Combined Company(1)  Total Deposits: $37.1B  Total Deposits: $15.8B  Total Deposits: $52.9B  Q2’24 Cost of Deposits: 3.22%  Loans / Deposits: 92.3%  Q2’24 Cost of Deposits: 2.22%  Loans / Deposits: 90.4%  Source: SSB and IBTX earnings releases.  (1) Excludes purchase accounting adjustments.  Noninterest- bearing Checking 21.3%  Interest-bearing Checking  22.7%  Savings 3.2%  Money market 12.7%  Public Funds 14.2%  Time Deposits 25.9%

 40  86.4%  87.8%  92.0%  93.3%  88.5%  87.7%  2019Y 2020Y 2021Y 2022Y  SSB Historical Cost of Deposits  2023Y  2024Q2  0.10%  1.20%  1.80%  1.75%  0.56%  0.25%  0.24%  0.25%  0.10%  4.50%  Fed Funds Rate  5.50%  5.50%  2019Y 2020Y 2021Y 2022Y 2023Y 2024Q2  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  DEPOSIT PORTFOLIO TRENDS  SSB Core Deposits(1) / Total Deposits (%)  IBTX Core Deposits(1) / Total Deposits (%)  2019Y 2020Y 2021Y 2022Y  IBTX Historical Cost of Deposits  0.52%  2.40%  3.22%  1.75%  1.08%  0.59%  0.25%  0.29%  0.25%  4.50%  5.50%  Fed Funds Rate  5.50%  2019Y 2020Y  Core deposits are defined as total deposits less all time deposits.  Current cycle defined as Q4 2021 to Q2 2024.  2021Y  2022Y  2023Y  2024Q2  SSB Total Cost of Deposits  84.7%  90.2%  93.2%  90.6%  72.8%  74.1%  2023Y  2024Q2  IBTX Total Cost of Deposits  Current Cycle Deposit Beta(2): 33.1%  Current Cycle Deposit Beta(2): 57.0%

 41  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  CONSERVATIVE SECURITIES PORTFOLIO AS OF JUNE 30, 2024  Available for Sale Securities ($mm) Held to Maturity Securities ($mm)  SSB  IBTX  Mortage- Backed Securities  $2,948.4  Government Agency Securities  $195.1  Obligations  $952.7  Corporate Obligations  $27.3  U.S. Treasuries  $37.9  State and  Municipal  Other  $336.7  Mortage- Backed Securities  $673.4  Government Agency Securities  $394.6  State and  Municipal Obligations  $217.9  $171.6  Corporate Obligations  $36.4  U.S.  Treasuries  Other  $0.5  Mortage- Backed Securities  $2,149.8  Government Agency Securities  $147.3  Other  $51.5  State and Municipal Obligations  $204.3  Total : $4.5B  Total : $1.5B  Total : $2.3B  Total : $0.2B  Note: Available for sale securities balances are shown as fair value and held to maturity securities are shown as amortized cost.  (1) % of AFS is calculated as unrealized loss, net of taxes, divided by amortized cost of AFS portfolio.  2.39%  Q2’24 Yield  7.17 years  Duration  9.3%  Of Total Assets  -$190.1M (13%)  AOCI, net of taxes (% of AFS(1))  2.48%  Q2’24 Yield  5.89 years  Duration  15.0%  Of Total Assets  -$620.8M (12%)  AOCI, net of taxes (% of AFS(1))

 42  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  LIQUIDITY OVERVIEW AS OF JUNE 30, 2024  SSB  IBTX  (1) Net of any outstanding balances as of 6/30/2024 and excludes cash balances.  Sources of Liquidity  Loans HFI / Deposit Ratio (%)  97%  91%  80%  92%  94%  92%  2019Y  2020Y  2021Y  2022Y  2023Y  2024Q2  93%  80%  68%  83%  87%  90%  2019Y  2020Y  2021Y  2022Y  2023Y  2024Q2  Source of Short-Term Liquidity  Amount(1)  ($mm)  Unsecured Fed Funds Lines Available from Commercial Banks  $405.0  American Financial Exchange (overnight borrowings) $474.0  Unused Borrowing Capacity from FHLB $5,181.0  Unused Borrowing Capacity under Fed Discount Window $1,134.9  Unused Portion of Line of Credit $66.3  Source of Short-Term Liquidity  Amount(1)  ($mm)  Federal Home Loan Bank of Atlanta  $6,254.8  Federal Reserve Bank of Atlanta Discount Window $1,783.3  Fair Value of Unpledged Securities $2,865.1

 43  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  INTEREST RATE SENSITIVITY AS OF JUNE 30, 2024  Percentage Change in Projected Net Interest Income from Baseline Over 1 Year  (1.6%)  0.9%  1.5%  4.0%  (4.5%)  (10.5%)  +200 bps  -100 bps  +100 bps  Note: The figures above illustrate the impact of an immediate and sustained decrease or increase in interest rate on net interest income over the 12 months based on SSB’s and IBTX’s interest rate sensitivity models.  SSB  IBTX

 Capital, Historical Interest Coverage and Debt Schedule

 45  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  ESTIMATED EFFECT OF SUBDEBT RAISE ON IBTX STANDALONE RATIOS AS OF JUNE 30, 2024  82%  76%  Standalone  Adjusted for this offering and repayment of  outstanding notes due 2024 (1)  431%  400%  Standalone  Adjusted for this offering  and repayment of  outstanding notes due 2024 (1)  (1) For illustrative purposes, gives effect to the repayment in full at maturity of $110 million 5.875% fixed rate subordinated notes due 8/1/2024 and raise of $150 million subordinated debt.  Standalone  Adjusted for this offering and repayment of  outstanding notes due 2024 (1)  Total Capital Ratio (%)  12.67%  11.75%  Regulatory C&D / Total Capital (%)  Regulatory CRE / Total Capital (%)

 GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  EFFECT OF SUBDEBT RAISE ON COMBINED COMPANY RATIOS AS OF MARCH 31, 2024  *Note: Based off SSB and IBTX 3/31/2024 balance sheet.  Note: The information presented on this slide reflect expectations regarding the combined company and is inclusive of the assumptions detailed on slide 11 and the sale of mortgage warehouse loans. 46  Interest rate marks include reversal of IBTX’s existing loan discount and existing fair market value adjustments on subordinated debt and trust preferred.  For illustrative purposes, gives effect to the repayment in full at maturity of $110 million 5.875% fixed rate subordinated notes due 8/1/2024 and raise of $150 million subordinated debt.  Combined Company Capital INCLUDING Interest Rate Purchase Accounting Marks*  Without Subdebt Raise  With Subdebt Raise(2)  Combined Company Capital EXCLUDING Interest Rate Purchase Accounting Marks*  Leverage Ratio  8.24%  8.24%  Leverage Ratio  8.67%  8.67%  Without Subdebt Raise  With Subdebt Raise(2)  Tier 1 Capital Ratio  10.05%  10.05%  Tier 1 Capital Ratio  10.54%  10.54%  Total Capital Ratio  12.20%  12.49%  Total Capital Ratio  12.67%  12.97%  Interest Rate  Marks: $382.6M(1)

IBTX – HISTORICAL DOUBLE LEVERAGE AND INTEREST COVERAGE

($ Thousands)	FY 2019	FY 2020	FY 2021	FY 2022	FY 2023	Q2'24	As adjusted for this offering[(1)]	
Bank level equity	$ 2,588,267	$ 2,875,550	$ 2,903,617	$ 2,700,494	$ 2,722,515	$ 2,221,549	$ 2,233,799	
Consolidated equity	2,339,773	2,515,371	2,576,650	2,385,383	2,402,593	1,897,083	1,897,083	
Double leverage ratio	111%	114%	113%	113%	113%	117%	118%	
Interest Coverage								
Earnings:								
Income from continuing operations before taxes	$ 246,264	$ 252,382	$ 282,233	$ 246,295	$ 52,318	$ (488,330)	$ (489,902)	
(+) Goodwill Impairment	-	-	-	-	-	518,000	518,000	
(+) Interest on advances from the FHLB	10,173	4,170	2,038	2,017	35,705	1,750	1,750	
(+) Interest on other borrowings including existing subordinated debt	11,590	12,462	15,247	14,451	16,018	5,716	4,100	
(+) Interest on junior subordinated debentures	3,028	2,162	1,756	2,713	4,725	1,223	1,223	
(+) Interest Attributable to $150MM Subordinated Debt Raise	-	-	-	-	-	-	3,188	
Earnings available to pay down interest on other borrowings (net of deposit interest expense)	271,055	271,176	301,274	265,476	108,766	38,359	38,359	A
(+) Interest on deposits	123,384	76,266	44,199	77,628	358,405	125,248	125,248	
Earnings available to pay down interest on deposits and other borrowings	$ 394,439	$ 347,442	$ 345,473	$ 343,104	$ 467,171	$ 163,607	$ 163,607	B
Interest Expense:								
Interest on advances from the FHLB	$ 10,173	$ 4,170	$ 2,038	$ 2,017	$ 35,705	$ 1,750	$ 1,750	
Interest on other borrowings including existing subordinated debt	11,590	12,462	15,247	14,451	16,018	5,716	4,100	
Interest on junior subordinated debentures	3,028	2,162	1,756	2,713	4,725	1,223	1,223	
Interest Attributable to $150MM Subordinated Debt Raise	-	-	-	-	-	-	3,188	
Interest expense on other borrowings (excluding interest on deposits)	24,791	18,794	19,041	19,181	56,448	8,689	10,261	C
Interest on deposits	123,384	76,266	44,199	77,628	358,405	125,248	125,248	
Total interest expense (including interest on deposits)	$ 148,175	$ 95,060	$ 63,240	$ 96,809	$ 414,853	$ 133,937	$ 135,509	D
Interest coverage on other borrowings (excluding deposit interest expense) - A / C	**10.9x**	**14.4x**	**15.8x**	**13.8x**	**1.9x**	**4.4x**	**3.7x**	
Interest coverage on deposits and other borrowings - B / D	**2.7x**	**3.7x**	**5.5x**	**3.5x**	**1.1x**	**1.2x**	**1.2x**	

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

(1) For illustrative purposes, gives effect to the repayment in full at maturity of $110 million fixed rate subordinated notes with 5.875% annual coupon rate and raise of $150 million subordinated debt with 8.50% annual coupon rate and 2 years of interest coverage held at the holding company.

47

CURRENT OUTSTANDING DEBT SCHEDULE

Ordered by maturity date

Term / Structure	Company	Rank	Maturity Date	Call Date	Amount ($000)	Front-End Coupon	Back-End Coupon	Current Coupon
10yr	IBTX	Subordinated	8/1/2024	-	$110,000	5.875%	-	5.875%
10yr NC 5	SSB	Subordinated	6/1/2030	6/1/2025	$200,000	5.75%	3m SOFR + 561.7 bps	5.75%
10yr NC 5	SSB	Subordinated	9/1/2030	9/1/2025	$75,000	5.50%	3m SOFR + 536.3 bps	5.50%
10yr NC 5	IBTX	Subordinated	9/15/2030	9/15/2025	$130,000	4.00%	3m SOFR + 388.5 bps	4.00%
Trust Preferred	IBTX	Junior Subordinated	March 2033 to Sept. 2037	Currently Callable	$57,324	-	-	8.99%(1)
Trust Preferred	SSB	Junior Subordinated	Oct. 2033 to March 2037	Currently Callable	$117,637(2)	-	-	7.34%(2)

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

Note: The table does not include any borrowings from government agencies or revolving lines of credit.
(1) Annualized rate for the 3 months ended 6/30/2024.
(2) Balance and interest rate as of 12/31/2023 per SSB's latest 10-K filing for the year ended December 31, 2023.

48

 Appendix

HISTORICAL FINANCIALS – IBTX

	For the 12 Months Ending December 31,					For the 3 Months Ending,
	2019	2020	2021	2022	2023	6/30/2024
Balance Sheet ($000)						
Total Assets	$ 14,958.2	$ 17,753.5	$ 18,732.6	$ 18,258.4	$ 19,035.1	$ 18,359.2
Annualized Growth	*51.9%*	*18.7%*	*5.5%*	*(2.5%)*	*4.3%*	*(1.9%)*
Loans HFI	11,614.3	13,066.1	12,439.4	13,909.4	14,710.5	14,621.8
Annualized Growth	*47.3%*	*12.5%*	*(4.8%)*	*11.8%*	*5.8%*	*3.6%*
Total Deposits	11,941.3	14,398.9	15,553.9	15,121.4	15,723.0	15,842.7
Annualized Growth	*54.3%*	*20.6%*	*8.0%*	*(2.8%)*	*4.0%*	*6.5%*
Tangible Common Equity (1)	1,245.0	1,433.3	1,507.1	1,328.4	1,358.0	1,376.5
Annualized Growth	*48.3%*	*15.1%*	*5.2%*	*(11.9%)*	*2.2%*	*5.7%*
Captial Ratios (%)						
TCE / TA (1)	8.98%	8.60%	8.53%	7.72%	7.55%	7.72%
Leverage Ratio	9.32%	9.12%	8.80%	9.49%	8.94%	8.76%
Tier 1 Capital	10.19%	10.74%	11.52%	10.45%	9.93%	10.03%
Total Capital	11.83%	13.32%	13.67%	12.35%	11.57%	11.75%
CRE Concentration (Bank Level)	374%	319%	325%	386%	411%	401%
Loans HFI / Total Deposits	97.3%	90.8%	80.0%	92.0%	93.6%	92.3%
Asset Quality (%)						
ACL / Loans HFI (2)	0.47%	0.76%	1.28%	1.09%	1.07%	0.99%
NPLs / Loans HFI (2)	0.24%	0.44%	0.49%	0.29%	0.37%	0.40%
ACL / NPLs	193%	171%	259%	371%	293%	259%
NCOs / Average Loans	0.07%	0.05%	0.06%	0.04%	0.01%	0.10%
Earnings and Profitability						
ROAA	1.32%	1.23%	1.21%	1.09%	0.23%	(10.55%)
Adjusted ROAA (1)	1.51%	1.28%	1.22%	1.16%	0.73%	0.53%
ROAE	8.50%	8.26%	8.86%	8.04%	1.83%	(87.53%)
Adjusted ROAE (1)	9.69%	8.62%	8.91%	8.59%	5.76%	4.41%
ROATCE (1)	16.55%	14.93%	15.38%	14.23%	3.30%	(146.65%)
Adjusted ROATCE (1)	18.85%	15.58%	15.46%	15.20%	10.37%	7.40%
Efficiency Ratio	53.01%	48.79%	51.30%	56.82%	86.44%	509.32%
Adjusted Efficiency Ratio (1)	45.95%	46.04%	51.04%	54.20%	63.26%	71.09%
Yields and Costs (%)						
Net Interest Margin (FTE) (1)	3.98%	3.57%	3.13%	3.49%	2.76%	2.50%
Yield on Loans	5.47%	4.70%	4.38%	4.58%	5.61%	6.03%
Yield on Earning Assets	5.11%	4.20%	3.48%	4.06%	5.22%	5.62%
Cost of IB Deposits	1.48%	0.83%	0.42%	0.78%	3.27%	4.09%
Cost of Total Deposits	1.08%	0.59%	0.29%	0.52%	2.40%	3.22%

(1) Represents a non-GAAP measure. See Appendix for non-GAAP reconciliation.
(2) Loans HFI excludes mortgage warehouse purchase loans.

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.
50

HISTORICAL FINANCIALS – SSB

	For the 12 Months Ending December 31,					For the 3 Months Ending,
	2019	2020	2021	2022	2023	6/30/2024
Balance Sheet ($000)						
Total Assets	$ 15,921.9	$ 37,789.9	$ 41,838.5	$ 43,918.7	$ 44,902.0	$ 45,494.0
Annualized Growth	*8.5%*	*137.3%*	*10.7%*	*5.0%*	*2.2%*	*1.2%*
Loans HFI	11,375.1	24,664.1	23,928.2	30,177.9	32,388.5	$ 33,234.6
Annualized Growth	*3.2%*	*116.8%*	*(3.0%)*	*26.1%*	*7.3%*	*5.4%*
Total Deposits	12,177.1	30,693.9	35,054.8	36,350.6	37,048.9	$ 37,098.4
Annualized Growth	*4.6%*	*152.1%*	*14.2%*	*3.7%*	*1.9%*	*1.0%*
Tangible Common Equity (1)	1,320.3	2,921.3	3,093.8	3,035.4	3,521.2	$ 3,649.9
Annualized Growth	*1.5%*	*121.3%*	*5.9%*	*(1.9%)*	*16.0%*	*11.8%*
Captial Ratios (%)						
TCE / TA (1)	8.88%	8.10%	7.71%	7.25%	8.21%	8.39%
Leverage Ratio	9.73%	8.27%	8.08%	8.72%	9.42%	9.7%
Tier 1 Capital	12.25%	11.77%	11.76%	10.96%	11.75%	12.1%
Total Capital	12.78%	14.24%	13.57%	12.97%	14.08%	14.4%
CRE Concentration (Bank Level)	225%	237%	244%	249%	237%	231%
Loans HFI / Total Deposits	93.4%	80.4%	68.3%	83.0%	87.4%	89.6%
Asset Quality (%)						
ACL / Loans HFI	0.62%	1.85%	1.26%	1.18%	1.41%	1.42%
NPLs / Loans HFI	0.30%	0.43%	0.34%	0.36%	0.56%	0.59%
ACL / NPLs	250%	428%	376%	328%	250%	241%
NCOs / Average Loans	0.04%	0.01%	0.01%	0.02%	0.08%	0.05%
Earnings and Profitability						
ROAA	1.21%	0.42%	1.19%	1.12%	1.11%	1.17%
Adjusted ROAA (1)	1.27%	0.98%	1.34%	1.20%	1.17%	1.22%
ROAE	7.89%	3.35%	10.01%	9.84%	9.37%	9.58%
Adjusted ROAE (1)	8.28%	7.81%	11.31%	10.59%	9.94%	9.94%
ROATCE (1)	15.11%	6.67%	16.64%	17.16%	15.87%	15.49%
Adjusted ROATCE (1)	15.82%	14.14%	18.68%	18.40%	16.80%	16.05%
Efficiency Ratio	62.52%	67.47%	65.55%	54.21%	55.50%	57.03%
Adjusted Efficiency Ratio (1)	60.33%	56.53%	59.88%	52.34%	53.27%	55.52%
Yields and Costs (%)						
Net Interest Margin (FTE) (1)	3.77%	3.26%	2.92%	3.37%	3.63%	3.44%
Yield on Loans	4.77%	4.35%	4.08%	4.28%	5.46%	5.82%
Yield on Earning Assets	4.40%	3.57%	3.05%	3.50%	4.85%	5.21%
Cost of IB Deposits	0.76%	0.36%	0.15%	0.16%	1.77%	2.52%
Cost of Total Deposits	0.56%	0.24%	0.10%	0.10%	1.20%	1.80%

(1) Represents a non-GAAP measure. See Appendix for non-GAAP reconciliation.

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

51

NON-GAAP RECONCILIATION – IBTX

($ in thousands except per share data)	For the 12 Months Ending December 31, 2019	2020	2021	2022	2023	For the 3 Months Ending, 6/30/2024
Tangible Common Equity						
Total common stockholders equity	$ 2,339,773	$ 2,515,371	$ 2,576,650	$ 2,385,383	$ 2,402,593	$ 1,897,083
Adjustments:						
Goodwill	(994,021)	(994,021)	(994,021)	(994,021)	(994,021)	(476,021)
Other Intangible Assets, net	(100,741)	(88,070)	(75,490)	(62,999)	(50,560)	(44,532)
Tangible Common Equity	**1,245,011**	**1,433,280**	**1,507,139**	**1,328,363**	**1,358,012**	**1,376,530**
Tangible Assets						
Total Assets	14,958,207	17,753,476	18,732,648	18,258,414	19,035,102	18,359,162
Adjustments:						
Goodwill	(994,021)	(994,021)	(994,021)	(994,021)	(994,021)	(476,021)
Other Intangible Assets, net	(100,741)	(88,070)	(75,490)	(62,999)	(50,560)	(44,532)
Tangible Assets	**13,863,445**	**16,671,385**	**17,663,137**	**17,201,394**	**17,990,521**	**17,838,609**
Common Shares Outstanding	42,950,228	43,137,104	42,756,234	41,190,677	41,281,919	41,376,169
Tangible Common Equity to Tangible Assets	**8.98%**	**8.60%**	**8.53%**	**7.72%**	**7.55%**	**7.72%**
Book Value Per Common Share	$54.48	$58.31	$60.26	$57.91	$58.20	$45.85
Tangible Book Value Per Common Share	**$28.99**	**$33.23**	**$35.25**	**$32.25**	**$32.90**	**$33.27**
Return on Average Tangible Common Equity						
Net Income	**192,736**	**201,209**	**224,750**	**196,291**	**43,201**	**(493,455)**
Average shareholders' common equity	2,267,103	2,435,474	2,536,658	2,442,315	2,361,267	2,267,289
(Less) Average intangible assets	1,102,188	1,087,890	1,075,258	1,062,712	1,050,267	913,976
Average Tangible Common Equity	**1,164,915**	**1,347,584**	**1,461,400**	**1,379,603**	**1,311,000**	**1,353,313**
Return on Average Tangible Common Equity	**16.55%**	**14.93%**	**15.38%**	**14.23%**	**3.30%**	**(146.65%)**

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

52

 NON-GAAP RECONCILIATION – IBTX (CONTINUED)  This is not applicable starting in 2021 under the adoption of CECL..  Separation expense include severance and accelerated vesting expense for stock awards related to the separation of certain employees. The year ended December 31, 2022 reflects a reduction in workforce due to the restructuring of certain departments and business lines, payments made due to the separation of executive officers and payments made related to the dissolution of a Company department.  COVID-19 expense includes expenses for COVID testing kits, vaccination incentive bonuses, and personal protection and cleaning supplies.  Acquisition expenses includes all merger related expenses.  Assumes an adjusted effective tax rate of 21.0%, 20.5%, 20.4%, 20.3%,  20.2%, and 20.5%, respectively.  Excludes average balance of goodwill and net other intangible assets and preferred stock.  Calculated using adjusted net income.  For the 3 Months  Ending,  ($ in thousands except per share data)  2019  2022  2023  6/30/2024  Net Interest Income - Reported  (a)  $  504,757 $  For the 12 Months Ending December 31, 2020 2021  516,446 $ 520,322 $  558,208 $  105,148  456,883 $  Unexpected income recognized on credit impaired acquired loans(1)  (5,120)  (3,209)  -  -  -   -   Adjusted Net Interest Income (b)  499,637  513,237  520,322  558,208  456,883  105,148  Provision Expense - Reported (c)  14,805  42,993  (9,000)  4,490  4,130  -  Noninterest Income - Reported (d)  78,176  85,063  66,517  51,466  51,109  13,433  Gain (loss) on sale of loans  (6,779)  (356)  (56)  1,844  14  -  Gain on sale of branch  (1,549)  -  -  -  -  -  Gain on sale of trust business  (1,319)  -  -  -  -  -  Gain (loss) on sale of other real estate  (875)  36  (63)  -  1,797  Gain on sale of securities available for sale  (275)  (382)  (13)  -  -  Loss (Gain) on sale and disposal of premises and equipment  585  (370)  304  494  (323)  11  Recoveries on loans charged off prior to acquisition  (2,101)  (4,312)  (381)  (192)  (473)  (57)  Adjusted Noninterest Income (e)  65,863  79,679  66,308  53,612  52,124  13,387  Noninterest Expense - Reported (f)  321,864  306,134  313,606  358,889  451,544  606,911  Separation expense(2)  (3,421)  -  -  (11,046)  -  -  Litigation settlement  -  -  -  -  (102,500)  -  Economic development employee incentive grant  -  -  -  1,000  -  -  OREO impairment  (1,801)  (784)  -  -  (5,215)  -  FDIC special assessment  -  -  -  -  (8,329)  645  Goodwill and asset impairment  (1,173)  (462)  (124)  (4,442)  (955)  (518,000)  COVID-19 expense(3)  -  (1,915)  (614)  -  -  Acquisition expense(4)  (42,744)  (17,294)  (900)  (300)  (107)  (2,338)  Adjusted Noninterest Expense  (g)  272,725  285,679  311,968  344,101  334,438  87,218  Income Tax Expense - Reported  (h)  53,528  51,173  57,483  50,004  9,117  5,125  Net Income - Reported  (a) - (c) + (d) - (f) - (h) = (i)  192,736  201,209  224,750  196,291  43,201  (493,455)  Adjusted Net Income(5)  (b) - (c) + (e) - (g) = (j)  219,582  210,017  225,893  209,747  135,942  24,884  EFFICIENCY RATIO  Amortization of other intangible assets  (k)  12,880  12,671  $12,580  $12,491  $12,439  $2,953  Reported Efficiency Ratio  (f - k) / (a + d)  53.01%  48.79%  51.30%  56.82%  86.44%  509.32%  Adjusted Efficiency Ratio  (g - k) / (b + e)  45.95%  46.04%  51.04%  54.20%  63.26%  71.09%  NONINTEREST EXPENSE / AVERAGE ASSETS  Reported Noninterest Expense / Average Assets  (f) / (l)  2.21%  1.87%  1.69%  1.99%  2.43%  12.98%  Adjusted Noninterest Expense / Average Assets  (g) / (l)  1.87%  1.75%  1.68%  1.91%  1.80%  1.87%  NONINTEREST INCOME / TOTAL REVENUE  Reported Noninterest Income / Total Revenue  d / (a + d)  13.4%  14.1%  11.3%  8.4%  10.1%  11.3%  Adjusted Noninterest Income / Adjusted Total Revenue  e / (b + e)  11.6%  13.4%  11.3%  8.8%  10.2%  11.3%  PROFITABILITY  Total Average Assets  (l)  14,555,315  16,357,736  18,558,168  18,009,090  18,555,748  18,803,877  Total Average Stockholders Common Equity  (m)  2,267,103  2,435,474  2,536,658  2,442,315  2,361,267  2,267,289  Total Average Tangible Common Equity(6)  (n)  1,164,915  1,347,584  1,461,400  1,379,603  1,311,000  1,353,313  Reported Return on Average Assets  Reported Return on Average Common Equity Reported Return on Average Tangible Common Equity  (i) / (l)  (i) / (m)  (i) / (n)  1.32%  8.50%  16.55%  1.23%  8.26%  14.93%  1.21%  8.86%  15.38%  1.09%  8.04%  14.23%  0.23%  1.83%  3.30%  (10.55%)  (87.53%)  (146.65%)  Adjusted Return on Average Assets(7)  (j) / (l)  1.51%  1.28%  1.22%  1.16%  0.73%  0.53%  Adjusted Return on Average Common Equity(7)  (j) / (m)  9.69%  8.62%  8.91%  8.59%  5.76%  4.41%  Adjusted Return on Average Tangible Common Equity(7)  (j) / (n)  18.85%  15.58%  15.46%  15.20%  10.37%  7.40%  53  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

 NON-GAAP RECONCILIATION – IBTX (CONTINUED)  54  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  2019  2020  2021  2022  2023  6/30/2024  NET INTEREST MARGIN  Net Interest Income - Reported  (a)  $ 504,757  $ 516,446  $ 520,322  $ 558,208  $ 456,883  $ 105,148  Tax equivalent adjustments  3,741  3,828  3,938  4,425  4,173  1,075  Net Interest Income - Tax Equivalent  (o)  508,498  520,274  524,260  562,633  461,056  106,223  Average Earning Assets  (p)  12,784,084  14,565,011  16,757,867  16,116,535  16,696,195  17,095,551  Net Interest Margin - Reported  (a) / (p)  3.95%  3.55%  3.10%  3.46%  2.74%  2.47%  Net Interest Margin - Tax Equivalent  (a) / (o)  3.98%  3.57%  3.13%  3.49%  2.76%  2.50%  For the 3 Months  Ending,  For the 12 Months Ending December 31,

NON-GAAP RECONCILIATION – SSB

($ in thousands except per share data)	For the 12 Months Ending December 31, 2019	2020	2021	2022	2023	For the 3 Months Ending, 6/30/2024
Tangible Common Equity						
Total common stockholders equity	$ 2,373,013	$ 4,647,880	$ 4,802,940	$ 5,074,927	$ 5,533,098	$ 5,650,402
Adjustments:						
Goodwill	(1,002,900)	(1,563,942)	(1,581,085)	(1,923,106)	(1,923,106)	(1,923,106)
Other Intangible Assets, net	(49,816)	(162,592)	(128,067)	(116,450)	(88,776)	(77,389)
Tangible Common Equity	**1,320,297**	**2,921,346**	**3,093,788**	**3,035,371**	**3,521,216**	**3,649,907**
Tangible Assets						
Total Assets	15,921,881	37,789,873	41,838,456	43,918,696	44,902,024	45,493,969
Adjustments:						
Goodwill	(1,002,900)	(1,563,942)	(1,581,085)	(1,923,106)	(1,923,106)	(1,923,106)
Other Intangible Assets, net	(49,816)	(162,592)	(128,067)	(116,450)	(88,776)	(77,389)
Tangible Assets	**14,869,165**	**36,063,339**	**40,129,304**	**41,879,140**	**42,890,142**	**43,493,474**
Common Shares Outstanding	33,744,385	70,973,477	69,332,297	75,704,563	76,022,039	76,195,723
Tangible Common Equity to Tangible Assets	**8.88%**	**8.10%**	**7.71%**	**7.25%**	**8.21%**	**8.39%**
Book Value Per Common Share	$70.32	$65.49	$69.27	$67.04	$72.78	$74.16
Tangible Book Value Per Common Share	**$39.13**	**$41.16**	**$44.62**	**$40.09**	**$46.32**	**$47.90**
Return on Average Tangible Common Equity						
Net Income	186,483	120,632	475,543	496,049	494,308	132,370
(Plus) Amortization of intangibles, net of taxes	10,589	23,148	27,696	26,006	21,594	4,399
Net income plus after-tax amortization of intangibles	**197,072**	**143,780**	**503,239**	**522,055**	**515,902**	**136,769**
Average shareholders' common equity	2,363,652	3,605,416	4,748,926	5,040,281	5,277,366	5,554,470
(Less) Average intangible assets	(1,059,435)	(1,449,256)	(1,725,164)	(1,997,915)	(2,026,167)	(2,003,930)
Average Tangible Common Equity	**1,304,217**	**2,156,160**	**3,023,762**	**3,042,366**	**3,251,199**	**3,550,540**
Return on Average Tangible Common Equity	**15.11%**	**6.67%**	**16.64%**	**17.16%**	**15.87%**	**15.49%**

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.
55

NON-GAAP RECONCILIATION – SSB (CONTINUED)

($ in thousands except per share data)	For the 12 Months Ending December 31, 2019	2020	2021	2022	2023	For the 3 Months Ending, 6/30/2024
Adjusted Net Income						
Net Income (GAAP)	$ 186,483	$ 120,632	$ 475,543	$ 496,049	$ 494,308	$ 132,370
Securities losses (gains), net of tax	(2,173)	(41)	(81)	(24)	(33)	-
PCL - non PCD loans and UFC, net of tax	-	92,212	-	13,492	-	-
Pension plan termination expense, net of tax	7,641	-	-	-	-	-
Swap termination expense, net of tax	-	31,784	-	-	-	-
Provision (Benefit) for income taxes - carryback tax loss	-	(31,468)	-	-	-	-
FHLB prepayment penalty, net of tax	107	200	-	-	-	-
Merger, branch consolidation and severance related expense, net of tax	3,701	68,369	52,740	24,163	10,291	4,430
Extinguishment of debt cost, net of tax	-	-	9,081	-	-	-
FDIC special assessment, net of tax	-	-	-	-	20,087	474
Adjusted Net Income (non-GAAP)	195,759	281,688	537,283	533,680	524,653	137,274
Adjusted Return on Average Assets						
Return on Average Assets (GAAP)	1.21%	0.42%	1.19%	1.12%	1.11%	1.17%
Effect to adjust for securities losses (gains), net of tax	(0.01%)	(0.00%)	(0.00%)	(0.00%)	(0.00%)	-
Effect to adjust for PCL - non PCD loans and UFC, net of tax	0.00%	0.32%	-	0.03%	-	-
Effect to adjust for pension plan termination expense, net of tax	0.05%	-	-	-	-	-
Effect to adjust for swap termination expense, net of tax	-	0.12%	-	-	-	-
Effect to adjust for benefit for income taxes - carryback tax loss	-	(0.11%)	-	-	-	-
Effect to adjust for FHLB prepayment penalty, net of tax	0.00%	0.00%	-	-	-	-
Effect to adjust for merger, branch consolidation and severance related expense, net of tax	0.02%	0.23%	0.13%	0.05%	0.02%	0.05%
Effect to adjust for extinguishment of debt cost, net of tax	-	-	0.02%	-	-	-
Effect to adjust for FDIC special assessment, net of tax	-	-	-	-	0.04%	0.00%
Adjusted Return on Average Assets (non-GAAP)	1.27%	0.98%	1.34%	1.20%	1.17%	1.22%

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

56

NON-GAAP RECONCILIATION – SSB (CONTINUED)

($ in thousands except per share data)	For the 12 Months Ending December 31, 2019	2020	2021	2022	2023	For the 3 Months Ending, 6/30/2024
Adjusted Return on Average Common Equity						
Return on Average Common Equity (GAAP)	7.89%	3.35%	10.01%	9.84%	9.37%	9.58%
Effect to adjust for securities losses (gains), net of tax	(0.09%)	(0.00%)	(0.00%)	(0.00%)	(0.00%)	-
Effect to adjust for PCL - non PCD loans and UFC, net of tax	0.00%	2.56%	-	0.27%	-	-
Effect to adjust for pension plan termination expense, net of tax	0.32%	-	-	-	-	-
Effect to adjust for swap termination expense, net of tax	-	0.88%	-	-	-	-
Effect to adjust for benefit for income taxes - carryback tax loss	-	(0.87%)	-	-	-	-
Effect to adjust for FHLB prepayment penalty, net of tax	0.01%	0.01%	-	-	-	-
Effect to adjust for merger, branch consolidation and severance related expense, net of tax	0.15%	1.88%	1.11%	0.48%	0.19%	0.33%
Effect to adjust for extinguishment of debt cost, net of tax	-	-	0.19%	-	-	-
Effect to adjust for FDIC special assessment, net of tax	-	-	-	-	0.38%	0.03%
Adjusted Return on Average Common Equity (non-GAAP)	8.28%	7.81%	11.31%	10.59%	9.94%	9.94%
Adjusted Return on Average Tangible Common Equity						
Return on Average Common Equity (GAAP)	7.89%	3.35%	10.01%	9.84%	9.37%	9.58%
Effect to adjust for securities losses (gains), net of tax	(0.09%)	(0.00%)	(0.00%)	(0.00%)	(0.00%)	-
Effect to adjust for PCL - non PCD loans and UFC, net of tax	0.00%	2.56%	-	0.27%	-	-
Effect to adjust for pension plan termination expense, net of tax	0.32%	-	-	-	-	-
Effect to adjust for swap termination expense, net of tax	-	3.51%	-	-	-	-
Effect to adjust for benefit for income taxes - carryback tax loss	-	(0.87%)	-	-	-	-
Effect to adjust for FHLB prepayment penalty, net of tax	0.00%	0.01%	-	-	-	-
Effect to adjust for merger, branch consolidation and severance related expense, net of tax	0.16%	1.90%	1.11%	0.48%	0.20%	0.32%
Effect to adjust for extinguishment of debt cost, net of tax	-	-	0.19%	-	-	-
Effect to adjust for FDIC special assessment, net of tax	-	-	-	-	0.38%	0.03%
Effect to adjust for intangible assets, net of tax	7.54%	3.68%	7.37%	7.81%	6.85%	6.12%
Adjusted Return on Average Tangible Common Equity (non-GAAP)	15.82%	14.14%	18.68%	18.40%	16.80%	16.05%

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

57

NON-GAAP RECONCILIATION – SSB (CONTINUED)

($ in thousands except per share data)	For the 12 Months Ending December 31, 2019	2020	2021	2022	2023	For the 3 Months Ending, 6/30/2024
Adjusted Efficiency Ratio						
Efficiency Ratio	62.52%	67.47%	65.55%	54.21%	55.50%	57.03%
Effect to adjust for swap termination expense	-	(3.40%)	-	-	-	-
Effect to adjust for merger, branch consolidation and severance related expense	(0.70%)	(7.54%)	(5.67%)	(1.87%)	(0.76%)	(1.36%)
Effect to adjust for pension plan termination expense	(1.47%)	-	-	-	-	-
Effect to adjust for FHLB prepayment penalty	(0.02%)	-	-	-	-	-
Effect to adjust for FDIC special assessment	-	-	-	-	(1.47%)	(0.15%)
Adjusted Efficiency Ratio	60.33%	56.53%	59.88%	52.34%	53.27%	55.52%
Net Interest Margin - Tax Equivalent						
Net interest income	$ 504,275	$ 826,465	$ 1,033,175	$ 1,335,671	$ 1,452,608	$ 350,259
Tax equivalent adjustments	2,072	4,592	5,921	8,876	3,023	631
Net interest income (tax equivalent)	506,347	831,057	1,039,096	1,344,547	1,455,631	350,890
Average interest earnings assets	13,416,147	25,460,624	35,620,647	39,881,909	40,098,398	41,011,662
Net Interest Margin (GAAP)	3.76%	3.25%	2.90%	3.35%	3.62%	3.43%
Net Interest Margin (Tax Equivalent)	3.77%	3.26%	2.92%	3.37%	3.63%	3.44%
Adjusted Noninterest Expense / Average Assets						
Noninterest Expense	$ 404,638	$ 797,644	$ 948,421	$ 929,701	$ 994,580	$ 248,747
Pension plan termination expense	(9,526)	-	-	-	-	-
Swap termination expense	-	(38,787)	-	-	-	-
Merger, branch consolidation, severance related and other expense	(4,552)	(85,906)	(67,242)	(30,888)	(13,162)	(5,785)
Extinguishment of debt costs	-	-	(11,706)	-	-	-
FDIC special assessment	-	-	-	-	(25,691)	(619)
Adjusted Noninterest Expense	390,560	672,951	869,473	898,813	955,727	242,343
Average Assets	15,428,827	28,761,512	39,847,686	44,480,475	44,655,961	$ 45,427,734
Noninterest Expense / Average Assets	2.62%	2.77%	2.38%	2.09%	2.23%	2.20%
Adjusted Noninterest Expense / Average Assets	2.53%	2.34%	2.18%	2.02%	2.14%	2.15%

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

58

 NON-GAAP RECONCILIATION – SSB (CONTINUED)  59  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  ($ in thousands except per share data)  2019  2020  2021  2022  2023  6/30/2024  Adjusted Noninterest Income / Adjusted Total Revenue  Net Interest Income  (a)  $ 504,275  $ 826,465  $ 1,033,175  $ 1,335,671  $ 1,452,608  $ 350,259  Noninterest Income  (b)  $ 143,565  $ 311,140  $ 354,252  $ 309,247  $ 286,906  $ 75,225  Securities losses (gains)  (2,711)  (50)  (102)  (30)  (43)  $ -  Adjusted Noninterest Income  (c)  140,854  311,090  354,150  309,217  286,863  75,225  Noninterest Income / Total Revenue  (b) / (a + b)  22.2%  27.4%  25.5%  18.8%  16.5%  17.7%  Adjusted Noninterest Income / Adjusted Total Revenue  (c) / (a + c)  21.8%  27.3%  25.5%  18.8%  16.5%  17.7%  For the 3 Months  Ending,  For the 12 Months Ending December 31,

NON-GAAP RECONCILIATION – ILLUSTRATIVE COMBINED COMPANY EARNINGS ACCRETION

	For the Year Ending December 31, 2025 (1)		
Dollars in millions; excluding per share data	**Stated**	**Excluding Rate Marks/ CDI**	**Excluding Rate Marks/ CDI/CECL**
SSB Earnings (Mean Consensus Estimates GAAP)	$526.9	$526.9	$526.9
IBTX Earnings (Mean Consensus Estimates GAAP)	167.0	$167.0	$167.0
Combined Earnings	**$693.9**	**$693.9**	**$693.9**
Run-Rate Cost Savings	$70.5	$70.5	$70.5
Accretion of Interest Rate Marks	97.8	-	-
Accretion Non-PCD Credit Mark	27.3	27.3	-
Incremental Income on Loan / Securities Portfolio Sale and Securities Reinvestment	33.0	33.0	33.0
Amortization of Core Deposit Intangible	(49.3)	-	-
Other Adjustments[2]	16.0	16.0	16.0
Pro Forma Earnings	**$889.2**	**$840.7**	**$813.4**
Standalone Avg. Diluted Shares Outstanding (Millions)	76.6	76.6	76.6
Standalone EPS	**$6.88**	**$6.88**	**$6.88**
Pro Forma Avg. Diluted Shares Outstanding (Millions)	101.5	101.5	101.5
Pro Forma EPS	**$8.76**	**$8.29**	**$8.02**
EPS Accretion ($)	**$1.88**	**$1.40**	**$1.13**
EPS Accretion (%)	**27.3%**	**20.4%**	**16.5%**

GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.

Note: The information presented on this slide reflects expectations regarding the combined company and is inclusive of the assumptions detailed on slide 11.

(1) For illustrative purposes, assumes merger with SSB closes on 1/1/2025, cost savings are fully phased-in and excludes one-time deal costs.

60

61  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  NON-GAAP RECONCILIATION – ILLUSTRATIVE COMBINED COMPANY TBV DILUTION  Stated  Excluding Rate Marks / CDI  Excluding Rate Marks / CDI / CECL  $ Millions  Millions  of Shares  $ Per Share  $ Millions  Millions  of Shares  $ Per Share  $ Millions  Millions  of Shares  $ Per Share  SSB Tangible Book Value at Close (3/31/2025) Equity Consideration to IBTX  Core Deposit Intangibles Goodwill Created  Restructuring Cost Attributable to SSB Establishment of Day 2 Non-PCD Reserve  $50.95  76.2  24.9  $3,881.5 2,024.5  (342.9)  (716.8)  (104.9)  (81.8)  $50.95  76.2  24.9  $3,881.5 2,024.5  0.0  (668.8)  (104.9)  (81.8)  $50.95  76.2  24.9  $3,881.5 2,024.5  0.0  (668.8)  (104.9)  0.0  Pro Forma Tangible Book Value  $4,659.7 101.1 $46.08  $5,050.6 101.1 $49.95  $5,132.3 101.1 $50.76  SSB Tangible Book Value Per Share Accretion / (Dilution) ($)  SSB Tangible Book Value Per Share Accretion / (Dilution) (%) TBVPS Earnback (years)  ($4.87)  (9.6%)  2.0  ($1.01)  (2.0%)  0.9  ($0.20)  (0.4%)  0.3  Note: The information presented on this slide reflects expectations regarding the combined company and is inclusive of the assumptions detailed on slide 11.

 62  GROWTH MARKETS. COMMON CULTURE. BETTER TOGETHER.  NON-GAAP RECONCILIATION – ILLUSTRATIVE COMBINED COMPANY RETURN ON TCE  Dollars in millions; excluding per share data  For the Year Ended  12/31/2025 (1)  SSB Earnings (Mean Consensus Estimates GAAP)  $526.9  IBTX Earnings (Mean Consensus Estimates GAAP)  167.0  Combined Earnings  $693.9  Run-Rate Cost Savings  $70.5  Accretion of Interest Rate Marks  97.8  Accretion Non-PCD Credit Mark  27.3  Incremental Income on Loan / Securities Portfolio Sale and Securities Reinvestment  33.0  Amortization of Core Deposit Intangible  (49.3)  Other Adjustments(2)  16.0  Pro Forma Earnings  $889.2  Average Common Equity  7,955.8  Average Intangibles  3,014.1  Average Tangible Common Equity  4,941.7  Return on Average Tangible Common Equity  18.0%  Note: The information presented on this slide reflects expectations regarding the combined company and is inclusive of the assumptions detailed on slide 11.  (1) For illustrative purposes, assumes merger with SSB closes on 1/1/2025, cost savings are fully phased-in and excludes one- time deal costs.